EXHIBIT 10.2

                             AMENDMENT NO. 2
                                   TO

                 1999 SHARE OPTION AND INCENTIVE PLAN

     ElderTrust, a Maryland real estate investment trust (the Company), hereby amends the terms of the ElderTrust 1999 Share Option and Incentive Plan (the 1999 Plan) as follows:

1. Section 3(c) of the 1999 Plan is hereby amended by replacing the phrase In the event that, at the beginning of the last sentence of
Section 3(c) with the following new phrase:

     Except as otherwise provided in the Award agreement, in the event that,

2.  In all other respects the 1999 Plan is unchanged.

                              *   *   *

     This Amendment No. 2 to 1999 Share Option and Incentive Plan was duly adopted and approved by the Board of Trustees of the Company on April 28, 2003.


                                    /s/ D. Lee McCreary, Jr
                                    D. Lee McCreary, Jr.
                                    Secretary